Exhibit 10.1

Execution Version

$250,000,000

ENOVA INTERNATIONAL, INC.

8.500% Senior Notes due 2024

PURCHASE AGREEMENT

August 18, 2017

JEFFERIES LLC

As Representative of the

Initial Purchasers listed in Schedule I hereto

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Enova International, Inc., a Delaware corporation (the “Company”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

1.    Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies LLC and the initial purchasers listed in Schedule I hereto (collectively, the “Initial Purchasers”), for whom Jefferies LLC is acting as representative (in such capacity, the “Representative”), $250,000,000 in aggregate principal amount of 8.500% Senior Notes due 2024 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of September 1, 2017, by and among the Company, the Guarantors party thereto and Computershare Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Securities (as hereinafter defined) will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared a preliminary offering memorandum, dated August 14, 2017 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Securities (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Securities (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as defined herein) or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein) and (iii) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Securities in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

2.    Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Time of Sale Document to persons (the “Subsequent Purchasers”) (the first time when sales of the Securities are made is referred to as the “Time of Sale”) whom the Initial Purchasers reasonably believe (i) are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act), or (ii) are not “U.S. persons” (as defined in Regulation S under the Securities Act) and in compliance with the laws applicable to such persons in jurisdictions outside of the United States.

Pursuant to the Indenture, each Domestic Subsidiary of the Company shall fully and unconditionally guarantee, on a senior unsecured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee” and, together with the Notes, the “Securities”).

This Agreement, the Indenture, the Notes and the Guarantees are collectively referred to herein as the “Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

3.    Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and each of the Guarantors agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company and each of the Guarantors, the respective aggregate principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto at a purchase price of 97.500% of the aggregate principal amount thereof. Delivery to the Initial Purchasers of and payment for the Securities shall be made at a closing to be held at 10:00 a.m., New York time, on September 1, 2017 (the “Closing Date”) at the New York offices of Davis Polk & Wardwell LLP (or such other place as shall be reasonably acceptable to the Representative).

The Company shall deliver to the Initial Purchasers one or more certificates representing the Securities in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the Closing Date. The certificates representing the Securities in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Davis Polk & Wardwell LLP (or such other place as shall be reasonably acceptable to the Representative) not later than 10:00 a.m. New York time one business day immediately preceding the Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4.    Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, each Initial Purchaser that:

(a)	Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Company or its agents or representatives described in this clause (iii), a “Company Additional Written Communication”).

(b)

No Material Misstatement or Omission. (i) Neither the Time of Sale Document, nor any amendment or supplement thereto, as of the Time of Sale and as of the Closing Date, contained or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Final Offering Memorandum, as of the date hereof and as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(b) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers and furnished to the Company in writing by the Representative expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Initial Purchaser to the Company consists of the information described in Section 13 hereof. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document, the Final Offering Memorandum or any amendment or supplement thereto, in any jurisdiction. No statement of material fact included in the Final Offering Memorandum has been omitted from the Time of Sale Document and no statement of material fact included in the Time of Sale Document that is required to be included in the Final Offering Memorandum has been omitted therefrom. The Company has not distributed, and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum.

(c)	Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Document or the Final Offering Memorandum, at the time they were or hereafter are filed with the SEC, complied and will comply, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required.

(d)	Reporting Compliance. The Company is subject to, and is in full compliance with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(e)	Preparation of the Financial Statements. The audited consolidated financial statements and related notes of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP. The historical financial data set forth under “Summary Historical Condensed Consolidated Financial Data” and “Selected Historical Financial and Other Data” included in the Time of Sale Document and the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and presents fairly the financial position and results of operations of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical, and market and industry-related data included in the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented and are based on or derived from sources that the Company believes to be reliable and accurate.

(f)

Disclosure Controls and Procedures. The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are complete and correct. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(g)	Independent Accountants. PricewaterhouseCoopers LLP, who has audited certain of the Financial Statements included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(h)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the number of authorized or outstanding shares of capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, to the knowledge of the Company after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect (as defined below).

(i)

Rating Agencies. No “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any negative change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(j)	Subsidiaries. Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests and is a “significant subsidiary” (as defined in Regulation S-X of the Act) of the Company is listed on Schedule III attached hereto (the “Subsidiaries”).

(k)	Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Time of Sale Document and in the Final Offering Memorandum and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Guarantor to perform its obligations in all material respects under any Document, (C) the validity or enforceability of any of the Documents, or (D) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(l)	Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the Time of Sale Document and the Final Offering Memorandum (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens), other than Permitted Liens and those imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. states or (in the case of subsidiaries organized under the laws of non-U.S. jurisdictions) non-U.S. jurisdictions. There are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(m)	Legal Power and Authority. Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the Transactions.

(n)	This Agreement and the Indenture. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors. The Indenture has been duly and validly authorized by the Company and each of the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors and will constitute a legal, valid and binding obligation of each of the Company and Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, this Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(o)	Notes. The Notes have each been duly and validly authorized by the Company and, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(p)	Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and, when issued and executed by the Guarantors, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture, and enforceable against the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Guarantees will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(q)	Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation, by-laws or other applicable organizational documents (the “Charter Documents”). Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, neither the Company nor any of the Subsidiaries is (i) in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (ii) in breach of or default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument that is material to the Company and the Subsidiaries taken as a whole to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (i) and (ii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best of the Company’s knowledge, there exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents, (b) a violation of such Applicable Laws, (c) a breach of or default under any Applicable Agreement or (d) result in the imposition of any penalty or the acceleration of any indebtedness, except in the case of (b), (c) or (d), where any such condition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)	No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions as described in the Time of Sale Document and the Final Offering Memorandum will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of the Company or of any of its Subsidiaries, or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company and the Guarantors.

(s)	No Consents. No consent, approval, authorization or order of any Governmental Authority is required (i) for the issuance and sale by the Company of the Securities to the Initial Purchasers, or (ii) the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(t)

No Material Applicable Laws or Proceedings. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”) pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or the Transactions or (ii) would, individually or in the aggregate, have a Material Adverse Effect. Except for matters disclosed in the Time of Sale Document and the Final Offering Memorandum, the Company is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate have a Material Adverse Effect.

(u)	All Necessary Permits. Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as set forth in the Time of Sale Document and the Offering Memorandum (“Permits”), and each Permit is in full force and effect, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit except in each case as described in the Time of Sale Document and the Final Offering Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect; no Permit contains a materially burdensome restriction not adequately disclosed in the Time of Sale Document and the Final Offering Memorandum; and none of the Company or any of its Subsidiaries has received any notice of any proceeding that would cause the termination, suspension, cancellation, nonrenewal or modification of any such Permit, or the imposition of any penalty or fine, except in each case as described in the Time of Sale Document and the Final Offering Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)	Title to Properties. Each of the Company and the Subsidiaries has good and indefeasible or marketable title to all real property described in the Time of Sale Document and Final Offering Memorandum as being owned by it, if any, and good title to all personal property described in the Time of Sale Document and Final Offering Memorandum as being owned by it and good and indefeasible title to all leasehold estates in real and personal property described in the Time of Sale Document and Final Offering Memorandum as being leased by it and, as of the Time of Sale, as of the date hereof and as of the Closing Date, was, is and will be free and clear of all Liens, except as described in the Time of Sale Document and the Final Offering Memorandum. All Applicable Agreements to which the Company or any of its Subsidiaries is a party are valid and enforceable against each of the Company or such Subsidiary, as applicable, and assuming such Applicable Agreements are valid and enforceable against the other party or parties thereto, are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)

Tax Law Compliance. All Tax returns or Tax extensions required to be filed by the Company and each of the Subsidiaries have been filed, with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. All such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”). There are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(x)	Intellectual Property Rights. Each of the Company and the Subsidiaries owns or has the right or license to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses. To the Company’s knowledge, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect). To the Company’s knowledge, the use of such Intellectual Property by the Company or any of the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(y)	ERISA Matters. Each of the Company, the Subsidiaries, and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, the Subsidiaries, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). Neither the Company, the Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(z)	Labor Matters. Neither the Company nor any of the Subsidiaries is involved in any labor strike, work stoppage, slowdown, or other material labor dispute, or, to the knowledge of the Company, is any such action or dispute threatened against the Company or the Subsidiaries.

(aa)	Compliance with Environmental Laws. Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of the Subsidiaries has been notified that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(bb)	Insurance. Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)	Accounting System. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(dd)	Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Securities is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum, the Company and each Guarantor (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Time of Sale Document and Final Offering Memorandum, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in Applicable Laws. For purposes of such representations, such representations are made in reliance upon the provisions of the Guarantees that limit the liability of each Guarantor on its Guarantee to the maximum amount that such Guarantor can incur without risk that its Guarantee will be subject to avoidance under applicable law, and assume that such provisions will be given effect.

(ee)	No Price Stabilization or Manipulation. Neither the Company nor any of its affiliates (as defined in Rule 405 of the Securities Act) has and, to the Company’s knowledge, after due inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or, except as contemplated by this Agreement, paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ff)

No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the SEC thereunder, is required for the offer or sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or are not “U.S. persons” (as defined under Regulation S of the Securities Act) and (ii) the accuracy of the

Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchasers and in the Exempt Resales.

(gg)	No Integration. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Securities have been offered, issued or sold by the Company or any of its affiliates within the six-month period immediately prior to the date hereof; and the Company does not have any intention of making an offer or sale of such securities of the Company of the same class as the Securities, for a period of six months after the date of this Agreement, except for the offering of the Securities as contemplated by this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(hh)	No Directed Selling Efforts. None of the Company, any of its affiliates or other person acting on behalf of the Company has, with respect to Securities sold outside the United States, offered the Securities to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Company nor any of its affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Securities, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchasers.

(ii)	No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any “Affiliate” registered for sale under a registration statement, except as have been duly waived.

(jj)	Margin Requirements. None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(kk)	Investment Company Act. Each of the Company and the Guarantors is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); and each of the Company and the Guarantors, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Document and the Final Offering Memorandum, individually or on a consolidated basis, will not be an “investment company” as defined in the Investment Company Act.

(ll)	No Brokers. The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the Transactions, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchasers).

(mm)	No Restrictions on Payments of Dividends. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, as of the Closing Date, there will be no encumbrance or restriction on the ability of any wholly-owned Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other wholly-owned Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other wholly-owned Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other wholly-owned Subsidiary of the Company.

(nn)	Sarbanes Oxley. There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(oo)	Foreign Corrupt Practices Act. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except in the case of each of (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, have a Material Adverse Effect.

(pp)	Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not, individually or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(qq)	OFAC. None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(ss)	Certificates. Each certificate signed by any officer of the Company or any of the Subsidiaries, delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

5.    Covenants of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally agrees:

(a)	Securities Law Compliance. To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)

Offering Documents. To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Representative may reasonably request, and (ii) promptly prepare, upon the Representative’s reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Representative, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company and the Guarantors hereby consent to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)	Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided their written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not, unless required by Applicable Law, make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects. The Company and the Guarantors consent to the use by the Initial Purchasers of a Company Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement. The Company has given the Initial Purchasers notice of any filings made pursuant to the Exchange Act within 48 hours prior to the date hereof. The Company will give the Initial Purchasers notice of its intention to make any such filing from and after the date hereof through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchasers to Subsequent Purchasers) and will furnish the Initial Purchasers with copies of any such documents a reasonable amount of time prior to such proposed filing as the case may be, and will not file or use any such document to which the Initial Purchasers or its counsel shall reasonably object.

(d)

Preparation of Amendments and Supplements to Offering Documents. If prior to the time the Initial Purchasers have completed their distribution of the Securities and for so long as the Initial Purchasers shall hold any of the Securities, (i) any event shall occur as a result of which, in the reasonable judgment of the Company or the Representative (or counsel for the Initial Purchasers), it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Representative) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Representative) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	“Blue Sky” Law Compliance. To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f)	Payment of Expenses. Whether or not any of the Offering or the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and any Canadian “wrapper” and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions (including, without limitation, the fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification), and (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company or the Guarantors, (iii) all fees and expenses (including fees and expenses of counsel) of the Company or the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies, if any, in connection with the rating of the Securities, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee, (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and fifty percent (50%) of the cost of private aircraft chartered in connection with such “road show” presentation (it being understood that the other fifty percent (50%) of the cost of such aircraft chartered in connection with the “road show” presentation shall be paid by the Initial Purchasers) and (vii) all other out-of-pocket expenses (including fees and expenses of their legal counsel) incurred by the Initial Purchasers and their designated affiliates in connection with their services to be provided hereunder.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)	Transaction Documents. To perform all covenants and agreements required to be performed by the Company and the Guarantors under the Documents prior to and after the Closing Date.

(i)	Integration. Not to, and to ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.

(j)	Stabilization or Manipulation. Until the Initial Purchasers shall have notified the Company of the completion of the resales of the Securities, not to, and not to permit any of their affiliated purchasers (as such term is defined in Regulation M under the Exchange Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliated purchasers has a beneficial interest in any Securities in violation of Regulation M; and none of the Company or any of its affiliated purchasers will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

(k)	DTC. To comply with the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book entry” transfer.

(l)	Rule 144(A) Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)	Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, unless such reports, communications, financial statements or other materials are otherwise publicly available, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed.

(n)	Additional Offering Materials. Not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or (iii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)	Sale of Restricted Securities. During the one year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p)	Stamp Taxes. To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Securities or the sale thereof to the Initial Purchasers.

(q)	Investment Company. The Company and the Guarantors will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

(r)	Lock –up. During the period beginning from the date hereof and continuing until the date that is 90 days after the date of the Final Offering Memorandum, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities without the prior written consent of Jefferies LLC.

6.    Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants (as to itself only) that:

(a)	Initial Purchaser Status, Resale Terms. It is a “QIB” (as defined in Rule 144A under the Securities Act) and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)	Sale of Restricted Exchange Securities. It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, persons reasonably believed by the Initial Purchasers (A) to be QIBs or (B) to not be “U.S. persons” (as defined under Regulation S under the Securities Act) and in compliance with laws applicable to such persons in jurisdictions outside of the United States; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)	General Solicitation. No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

(d)	Delivery of Offering Memorandum. It will deliver to each Subsequent Purchaser of the Securities, in connection with such Initial Purchaser’s original distribution of the Offered Securities, a copy of the Final Offering Memorandum, as amended and supplemented at the date of such delivery, provided that the Company complies with Section 5(b) hereof.

7.    Conditions. The obligations of the Initial Purchasers to purchase and pay for the Securities as provided for under this Agreement on the Closing Date are subject to the performance by the Company of its covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)	Representations and Warranties. All the representations and warranties of the Company contained in this Agreement and in each of the Documents shall be true and correct in all material respects (other than those representations and warranties which are already qualified by materiality, in which case, such representations and warranties shall be true and correct) as of the date hereof and at the Closing Date as though then made. On or prior to the Closing Date, the Company and each other party to the Documents (other than the Initial Purchasers) shall have performed or complied in all material respects (other than those agreements and conditions which are already qualified by materiality, in which case, such parties shall have performed or complied) with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents, including, without limitation, all of the conditions set forth below.

(b)	No Conflicts. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after due inquiry, be pending or contemplated as of the Closing Date.

(c)	No Material Applicable Laws or Proceedings. No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the Transactions. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, no Proceeding shall be pending or, to the knowledge of the Company after due inquiry, threatened other than Proceedings that if adversely determined would not, individually or in the aggregate, result in a Material Adverse Change. The Company shall not have amended or supplemented the Time of Sale Document or the Final Offering Memorandum unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have reasonably objected to such amendment or supplement.

(d)	No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change.

(e)	DTC. All agreements set forth in the representation of the Company to DTC relating to the approval of the Securities by DTC for “book entry” transfer shall have been complied with.

(f)    Rating Agencies. On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Securities than that on which the Securities were marketed.

(g)	Closing Deliverables. The Initial Purchasers shall have received on the Closing Date:

(i)

Officers’ Certificate. A certificate dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal accounting officer of the Company and the Guarantors, on behalf of the Company and the Guarantors, to the effect that (a) the representations and warranties set forth in Section 4 hereof and in each of the Documents, to the extent made by the Company and the Guarantors therein, are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company and the Guarantors have performed and complied with all agreements and satisfied all conditions in all material respects on their part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that are not disclosed in the Time of Sale Document and Final Offering Memorandum that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, neither the Company, the Guarantors nor any other Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company, the Guarantors or any other Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Representative may reasonably request.

(iii)	Good Standing Certificates. A certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Company and the Guarantors operates as of a recent date prior to the Closing Date.

(iv)	Certificate of the Principal Accounting Officer. A certificate of the principal accounting officer of the Company, delivered the date hereof and on the Closing Date, in the form of Exhibit A attached hereto.

(v)	Company Counsel Opinion. The opinions of Lisa Young, Vice President, General Counsel and Secretary of the Company, Kirkland & Ellis LLP, counsel to the Company, Baker & McKenzie LLP, United Kingdom special regulatory counsel to the Company in a form reasonably satisfactory to the Initial Purchasers.

(vi)	Local Counsel Opinion. Each of the local counsel to the Company listed on Schedule IV hereto shall have furnished to the Initial Purchaser, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchaser in a form reasonably satisfactory to the Initial Purchasers.

(vii)	Initial Purchaser Counsel Opinion. An opinion, dated the Closing Date, of Davis Polk & Wardwell LLP, counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

(viii)

Comfort Letters. The Initial Purchasers shall have received from PricewaterhouseCoopers LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the

Representative and its counsel, to the effect that PricewaterhouseCoopers LLP which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(h)	Executed Documents. Each of the Documents shall have been executed and delivered by all parties thereto (other than the Representative), and the Representative shall have received an original of each Document executed by the Company and the Guarantors.

(i)	Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

The terms of each Document shall conform in all material respects to the description thereof in the Time of Sale Document and the Final Offering Memorandum.

8.    Indemnification and Contribution.

(a)	Indemnification by the Company and the Guarantors. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchasers, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which any Initial Purchaser, affiliate, director, officer, employee, agent or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto; or

(ii)	the omission or alleged omission to state, in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, any Initial Purchaser and its affiliates, directors, officers, employees, agents and each such controlling persons for any legal or other reasonable expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by any Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser to the Company consists of the information set forth in Section 13. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.

(b)	Indemnification by the Initial Purchasers. The Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless each of the Company, each of the Guarantors and their respective directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company, such Guarantors or any such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by the Representative specifically for use therein as set forth in Section 13; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other reasonable expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)

Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)	Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

(e)

Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial

Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)	Equitable Consideration. The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Initial Purchaser’s obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 8(e), each director, officer, employee and affiliate of any Initial Purchaser, and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as any Initial Purchaser, and each director, officer, and employee of the Company and the Guarantors, and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

9.    Termination. The Representative may terminate this Agreement (i) at any time prior to the Closing Date by written notice to the Company if any of the events described in Section 7(d) (No Material Adverse Change) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted by this Agreement or (ii) on the Closing Date if any condition described in Section 7 is not fulfilled or waived in writing by the Initial Purchasers on or prior to the Closing Date. Any termination pursuant to this Section shall be without liability on the part of (a) the Company or the Guarantors to the Initial Purchasers hereunder, except that the Company and the Guarantors shall be obligated to reimburse the Initial Purchasers for out-of-pocket expenses (including fees and expenses of their legal counsel) incurred by the Initial Purchasers and their designated affiliates in connection with their services provided hereunder or (b) the Initial Purchasers to the Company or the Guarantors, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10.    Survival. The representations and warranties, covenants (other than such covenants to be performed on the Closing Date, which shall not survive the Closing Date), indemnities and contribution and expense reimbursement provisions and other agreements of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11.    Defaulting Initial Purchaser. If, on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or of the Company or any Guarantor. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

12.    No Fiduciary Relationship. The Company and the Guarantors hereby acknowledge that each Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Securities. The Company and the Guarantors further acknowledge that each Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to either the Company, the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to either the Company or the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Guarantors hereby confirm their understanding and agreement to that effect. The Company, the Guarantors and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Company and the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company and the Guarantors. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that either of the Company or the Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13.    Information Supplied by Representative. Each of the Company and the Guarantors hereby acknowledges that, for purposes of Section 4(b) and Section 8, the only information that the Representative has furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the first sentence of the fourth paragraph, (b) the first and second sentences of the fifth paragraph, (c) the fifth sentence of the seventh paragraph, (d) the ninth paragraph, and (e) the first sentence of the eleventh paragraph, and (f) the thirteenth paragraph, under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

14.    Miscellaneous.

(a)	Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Enova International, Inc., 200 W. Jackson Blvd., Suite 2400, Chicago, Illinois 60606, Attention: General Counsel, with a copy to: Kirkland & Ellis LLP, 300 N. LaSalle Street, Chicago, IL 60654, Attention: Wayne Williams, and (ii) if to the Initial Purchasers, to: Jefferies LLC, 520 Madison Avenue, New York, NY 10022. Attention: General Counsel; with a copy to: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: John Meade (or in any case to such other address as the person to be notified may have requested in writing).

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

(c)	Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company and the Guarantors hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchasers and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)	Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)	USA Patriot Act. The parties acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2011)), the Initial Purchasers are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

ENOVA INTERNATIONAL, INC.

By:	/s/ David A. Fisher
Name:	David A. Fisher
Title:	Chief Executive Officer and President

GUARANTORS:	CNU ONLINE HOLDINGS, LLC
OHIO CONSUMER FINANCIAL SOLUTIONS, LLC
CASHNETUSA CO, LLC
CASHNETUSA OR, LLC
THE CHECK GIANT NM, LLC
BILLERS ACCEPTANCE GRODI\ LLC
NC FINANCIAL SOLUTIONS, LLC
NETCREDIT FINANCE, LLC
CNU DOLLARSDIRECT INC.
CNU DOLLARSDIRECT LENDING INC.
DEBIT PLUS, LLC
DP LABOR HOLDINGS, LLC
ENOVA BUSINESS, LLC
ENOVA DECISIONS, LLC
ENOVA FINANCE 2, LLC
ENOVA FINANCE 3, LLC
ENOVA FINANCE 4, LLC
ENOVA FINANCIAL HOLDINGS, LLC
ENOVA ONLINE SERVICES, INC.
ENOVACO, LLC
HEADWAY CAPITAL, LLC
MOBILE LEASING GROUP, INC.
NETCREDIT LOAN SERVICES, LLC
CASHEURONET UK. LLC

	By:	/s/ David A. Fisher
	Name:	David A. Fisher
	Title:	President

[Signature Page to the Purchase Agreement]

AEL NET MARKETING, LLC
AEL NET OF MISSOURI, LLC
CASHNETUSA OF FLORIDA, LLC
CNU OF ALASKA, LLC
CNU OF ARIZONA, LLC
CNU OF CALIFORNIA, LLC
CNU OF COLORADO, LLC
CNU OF DELAWARE, LLC
CNU OF FLORIDA, LLC
CNU OF HAWAII, LLC
CNU OF ILLINOIS, LLC
CNU OF INDIANA, LLC
CNU OF IOWA, LLC
CNU OF LOUISIANA, LLC
CNU OF MAINE, LLC
CNU OF MICHIGAN, LLC
CNU OF MINNESOTA, LLC
CNU OF MISSISSIPPI, LLC
CNU OF MISSOURI, LLC
CNU OF MONTANA, LLC
CNU OF NEVADA, LLC
CNU OF NEW HAMPSHIRE, LLC

By:	CNU Online Holdings, LLC
Its:	Member

	By:	/s/ David A. Fisher
	Name:	David A. Fisher
	Title:	Chief Executive Officer

[Signature Page to the Purchase Agreement]

CNU OF NEW MEXICO, LLC
CNU OF NORTH DAKOTA, LLC
CNU OF OHIO, LLC
CNU OF OKLAHOMA, LLC
CNU OF OREGON, LLC
CNU OF RHODE ISLAND, LLC
CNU OF SOUTH CAROLINA, LLC
CNU OF TENNESSEE, LLC
CNU OF TEXAS, LLC
CNU OF VIRGINIA, LLC
CNU OF WASHINGTON, LLC
CNU OF WISCONSIN, LLC
CNU OF WYOMING, LLC
CNU TECHNOLOGIES OF IOWA, LLC
DOLLARSDIRECT, LLC
ENOVA BRAZIL, LLC
ENOVA INTERNATIONAL GEC, LLC
EURONETCASH, LLC
THE BUSINESS BACKER, LLC

By:	CNU Online Holdings, LLC
Its:	Member

	By:	/s/ David A. Fisher
	Name:	David A. Fisher
	Title:	Chief Executive Officer

[Signature Page to the Purchase Agreement]

NC FINANCIAL SOLUTIONS OF ALABAMA, LLC
NC FINANCIAL SOLUTIONS OF ARIZONA, LLC
NC FINANCIAL SOLUTIONS OF CALIFORNIA, LLC
NC FINANCIAL SOLUTIONS OF DELAWARE, LLC
NC FINANCIAL SOLUTIONS OF GEORGIA, LLC
NC FINANCIAL SOLUTIONS OF IDAHO, LLC
NC FINANCIAL SOLUTIONS OF ILLINOIS, LLC
NC FINANCIAL SOLUTIONS OF INDIANA, LLC
NC FINANCIAL SOLUTIONS OF KANSAS, LLC
NC FINANCIAL SOLUTIONS OF LOUISIANA, LLC
NC FINANCIAL SOLUTIONS OF MARYLAND, LLC
NC FINANCIAL SOLUTIONS OF MISSISSIPPI, LLC
NC FINANCIAL SOLUTIONS OF MISSOURI, LLC
NC FINANCIAL SOLUTIONS OF MONTANA, LLC
NC FINANCIAL SOLUTIONS OF NEVADA, LLC
NC FINANCIAL SOLUTIONS OF NEW HAMPSHIRE, LLC
NC FINANCIAL SOLUTIONS OF NEW JERSEY, LLC
NC FINANCIAL SOLUTIONS OF NEW MEXICO, LLC
NC FINANCIAL SOLUTIONS OF NORTH DAKOTA, LLC
NC FINANCIAL SOLUTIONS OF OHIO, LLC
NC FINANCIAL SOLUTIONS OF OREGON, LLC
NC FINANCIAL SOLUTIONS OF RHODE ISLAND, LLC
NC FINANCIAL SOLUTIONS OF SOUTH CAROLINA, LLC
NC FINANCIAL SOLUTIONS OF SOUTH DAKOTA, LLC
NC FINANCIAL SOLUTIONS OF TENNESSEE, LLC
NC FINANCIAL SOLUTIONS OF TEXAS, LLC
NC FINANCIAL SOLUTIONS OF UTAH, LLC
NC FINANCIAL SOLUTIONS OF VIRGINIA, LLC
NC FINANCIAL SOLUTIONS OF WISCONSIN, LLC
CREDITME, LLC

By:	NC Financial Solutions, LLC
Its:	Member

By:	/s/ David A. Fisher
Name:	David A. Fisher
Title:	Chief Executive Officer

[Signature Page to the Purchase Agreement]

DEBIT PLUS TECHNOLOGIES, LLC
DEBIT PLUS SERVICES, LLC
DEBIT PLUS PAYMENT SOLUTIONS, LLC

By:	Debit Plus, LLC,
Member

	By:	/s/ David A. Fisher
	Name:	David A. Fisher
	Title:	Chief Executive Officer

CASHNET CSO OF MARYLAND, LLC
CNU OF ALABAMA, LLC
CNU OF IDAHO, LLC
CNU OF KANSAS, LLC
CNU OF SOUTH DAKOTA, LLC
CNU OF UTAH, LLC
TENNESSEE CNU, LLC

By:	Headway Capital, LLC
Its:	Member

	By:	/s/ David A. Fisher
	Name:	David A. Fisher
	Title:	Chief Executive Officer

[Signature Page to the Purchase Agreement]

Accepted and Agreed to:

JEFFERIES LLC

By:	/s/ Jonathan Shapiro
Name:	Jonathan Shapiro
Title:	Managing Director

[Signature Page to the Purchase Agreement]

SCHEDULE I

INITIAL PURCHASERS

Initial Purchasers	Principal Amount
Jefferies LLC	$200,000,000
JMP Securities LLC	$37,500,000
UBS Securities LLC	$6,250,000
William Blair & Company, L.L.C.	$6,250,000

Total	$250,000,000

SCHEDULE II

PRICING SUPPLEMENT

August 18, 2017

Enova International, Inc.

8.500% SENIOR NOTES DUE 2024

This summary pricing sheet relates only to the securities described below and should only be read together with the Preliminary Offering Memorandum, subject to completion, dated August 14, 2017 relating to these securities and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This summary pricing sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Offering Memorandum.

Issuer	Enova International, Inc.

Issue	8.500% Senior Notes due 2024

Security Type	Senior Unsecured Fixed Rate Notes

Distribution	144A / Regulation S without registration rights

Principal Amount	$250,000,000

Trade Date	August 18, 2017

Settlement Date	September 1, 2017 (T+10)

Final Maturity	September 1, 2024

Interest Payment Dates	Semi-annually on September 1 and March 1, commencing on March 1, 2018

Yield to Maturity	8.500%

Coupon	8.500%

Public Offering Price	100.000% of principal amount

Day Count Convention	30/360

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to September 1, 2020

Optional Redemption	The Issuer may redeem the Notes, in whole or in part, at any time on or after September 1, 2020, at the following redemption prices (expressed as a percentage of the principal amount to be redeemed), plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on September 1 of each of the years set forth below:

Year
2020	104.250%
2021	102.125%
2022 and thereafter	100.00%

Equity Clawback	Up to 40% at 108.500% prior to September 1, 2020

Change of Control	101% plus accrued and unpaid interest, if any, to the repurchase date

Minimum Denominations	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN 144A	29357K AD5 / US29357KAD54

CUSIP / ISIN Regulation S	U29298 AB9 / USU29298AB91

The notes and the guarantees have not been registered under the Securities Act, any other federal securities laws or the laws of any state. The initial purchasers on this transaction are offering the notes only to qualified institutional buyers under Rule 144A of the Securities Act or to persons outside of the United States in compliance with Regulation S of the Securities Act. See the offering memorandum sections entitled “Plan of Distribution” and “Notice to Investors” for additional information about eligible offerees and transfer restrictions. The notes will be offered on a firm commitment basis, if and when, the purchase agreement described in “Plan of Distribution” is executed at the time of the pricing of this offering.

A copy of the offering memorandum relating to this offering may be obtained by contacting Jefferies LLC at (201) 761-7610 .

We expect to deliver the notes against payment for the notes on or about September 1, 2017, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next six succeeding business days should consult their own advisors.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

SCHEDULE III

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation
Enova Online Services, Inc.	Delaware
CNU Online Holdings, LLC	Delaware
CashEuroNet UK, LLC	Delaware
CNU of California, LLC	Delaware
CNU of Missouri, LLC	Delaware
CNU of Nevada, LLC	Delaware
CNU of South Carolina, LLC	Delaware
CNU of Texas, LLC	Delaware
CNU of Wisconsin, LLC	Delaware
Enova Finance 5, LLC	Delaware
EFR 2016-1	Delaware
Headway Capital, LLC	Delaware
CashNet CSO of Maryland, LLC	Delaware
CNU of Alabama, LLC	Delaware
CNU of Kansas, LLC	Delaware
Tennessee CNU, LLC	Delaware
NC Financial Solutions, LLC	Delaware
NC Financial Solutions of California, LLC	Delaware
NC Financial Solutions of Virginia, LLC	Utah
Ohio Consumer Financial Solutions, LLC	Delaware

SCHEDULE IV

LOCAL COUNSEL

Parr Brown Gee & Loveless

EXHIBIT A

FORM OF CERTIFICATE OF THE

PRINCIPAL ACCOUNTING OFFICER

[●], 2017

This certificate is being delivered in connection with the Purchase Agreement dated as of the date hereof, among Enova International, Inc., a Delaware corporation (the “Company”), each of the Guarantors named therein and the several initial purchasers (collectively, the “Initial Purchasers”) named therein (the “Purchase Agreement”).

Pursuant to Section 7((g)(iv)) of the Purchase Agreement, I, Steven E. Cunningham, Chief Financial Officer, Executive Vice President, Principal Accounting Officer and Treasurer of the Company, have been asked to deliver this certificate to the Initial Purchasers and, based on my examination of the Company’s financial and accounting records and schedules undertaken by myself and members of my staff who are responsible for the Company’s financial and accounting matters and my participation in the financial and accounting affairs of the Company, I hereby certify to my knowledge and on behalf of the Company (and not in my individual capacity) that:

1.	I or members of my staff who are responsible for the Company’s financial and accounting matters have carried out procedures designed to provide reasonable assurance as to the accuracy of the circled information contained in Exhibit A hereto from the [Preliminary][Final] Offering Memorandum dated [●], 2017 for the Company’s Senior Notes due 2024 (the “[Preliminary][Final] Offering Memorandum”).

2.	I have supervised the preparation of the numbers identified on the pages attached hereto as Exhibit A included in the [Preliminary][Final] Offering Memorandum and hereby confirm that such amounts were derived from the accounting records of the Company and its subsidiaries, and that such information is accurate and correct in all material respects and there is no reason to believe any modification should be made to such information.

This certificate is to assist the Initial Purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities pursuant to the Purchase Agreement. This certificate may be relied upon by the Initial Purchasers for this purpose. Without the written consent of the Company: (i) no person other than the Initial Purchasers may rely on this certificate for any purpose; (ii) this certificate may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this certificate may not be cited or quoted in any other document or communication which might encourage reliance upon this certificate by any person for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this certificate may not be furnished to anyone for purposes of encouraging such reliance.

[signature page follows]

F-1

IN WITNESS WHEREOF, I have hereunto signed my name on this certificate as of the date first written above.

By:
Name:	Steven E. Cunningham
Title:	Chief Financial Officer, Executive Vice President, Principal Accounting Officer and Treasurer